EXHIBIT 23.2



                                                 November 17, 2004


AUTO DATA NETWORK, INC.
5 Century Place
Lamberts Road,
Tunbridge Wells
Kent, United Kingdom TN2 3EH

&
1 Rockefeller Plaza, Suite 1600
New York, New York   10020

Re:      AUTO DATA NETWORK, INC. (THE "COMPANY")
         FIRST AMENDMENT TO REGISTRATION ON FORM SB-2,
         SERIES D-1 & D-2 PREFERRED STOCK

Gentlemen:

I have examined the Registration Statement on First Amendment to Form SB-2 to be filed by you with the Securities and Exchange Commission ("SEC") on or about November 17, 2004 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,603,356 shares of your common stock, par value $.001 per share (the "Shares"). I understand that the Shares are to be sold by the selling shareholder to the public from time to time as described in the Registration Statement.

I have examined originals or copies of those corporate and other records and documents I considered appropriate. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of laws I considered relevant, and subject to the limitations and qualifications of this opinion, I am of the opinion that the Shares, if sold by such selling shareholders in the manner described in the Registration Statement, will be validly issued, fully paid and non- assessable.

The laws covered by this opinion is limited to the present federal law of the United States and the present Delaware General Corporation Law. I express no opinion herein concerning any laws of any other jurisdiction and no opinion regarding statutes, administration decisions, rules, regulations or requirement of any country, municipality, subdivision ro local authority of any jurisdiction.


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AUTO DATA NETWORK, INC.
November 17, 2004
Page 2

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto.



                                               Sincerely,


                                               /s/ L. Stephen Albright
                                               -----------------------------
                                               L. STEPHEN ALBRIGHT, ATTORNEY
                                               AT LAW